Exhibit 99

           Identix Provides Financial and Management Update

   MINNETONKA, Minn.--(BUSINESS WIRE)--Dec. 23, 2003--Identix Incorporated (Nasdaq:IDNX), said today that revenue for its fiscal 2004 second quarter ending December 31, 2004 will fall below the expectations provided by the Company on August 7, 2003. The stop work order by the Department of Homeland Security (DHS) on the initial DHS purchase order under the previously awarded Blanket Purchase Agreement
(BPA) in response to a protest by a competitor is a contributing factor. Additionally, customer infrastructure development requirements on every one of the major awards received by Identix in its fiscal 2004 second quarter have delayed to future quarters all but a limited amount of the revenue related to these projects. Finally, the Company has experienced additional softness in its direct labor Identix Public Sector business in a quarter where year-end holiday schedules limit the opportunities for billable labor hours.
   The Company currently expects fiscal 2004 second quarter results to reflect revenue in the range of $18.5 and $20 million, down from previous expectations provided in August of $21 to $25 million. Identix said that it continues to execute well on expense controls and is maintaining the loss per share estimates for its fiscal 2004 second quarter that it provided in August of ($0.06 - $0.08). Identix expects to report consolidated financial results for its fiscal 2004 second quarter the week of January 26, 2004.
   Identix President and CEO Dr. Joseph Atick commented, "Our anticipated revenue shortfall this quarter is especially frustrating in view of the fact that we continue to win many of the major awards being made in the biometrics industry. Just today, we announced the win of a significant Blanket Purchase Agreement from the State of Pennsylvania to provide the entire State with its live scan needs for the next 12 months and perhaps beyond. As we predicted several months ago," Atick said, "the biometrics market is gaining momentum and sizeable awards are being made. As the world's multi-biometrics technology leader, Identix continues to demonstrate its leadership position by securing significant large contracts. While short-term revenue challenges as the result of customer delays are frustrating, these delays are out of our control. However, that which is in our control - the continued win of important industry defining contracts and purchase orders - is enabling us to build a solid backlog.
   "In our fiscal 2004 second quarter alone, we were awarded several large contracts for our biometric products and solutions with potential total award values exceeding $32 million," Atick said. "We have received purchase orders under these awards for a total in excess of $5 million, but will have revenue contribution of less than 10 percent of this amount within our fiscal 2004 second quarter. Consistent with our previous live scan practice, Identix does not recognize revenue until it has shipped, installed and received customer acceptance of our technology. Revenue was negatively impacted this quarter due to some of these large orders coming late in the quarter, which is already impacted by holiday schedules, and the fact that several of these customers have not completed the infrastructure development necessary to receive our technology. In addition to these delays in converting orders into revenue, the DHS stop work order adversely impacted our revenue expectations for the quarter. We eagerly await resolution of this protest and continue to believe we will prevail as the best overall value proposition. In the meantime, we continue to work in earnest with our other customers to help them prepare the necessary infrastructure.
   "In our fiscal 2004 second quarter," Atick said, "Identix won large contracts from DHS, the State of Colorado, Saudi Aramco and the State of Pennsylvania. Additionally, as we predicted, both the scope and potential size of the industry and the awards are actually growing. We are encouraged by the timely issuance of the US VISIT RFP," he said, "and by our selection as the sole provider of fingerprint live scan technology and facial recognition technology for the United Kingdom Passport Office's nationwide identity pilot program. Each of these events, as well as other new RFPs and RFIs for biometric deployments, are strong indications that leading governments throughout the world are serious about security and adopting and integrating biometrics today."
   In a separate, unrelated development, Identix also announced today the resignation of its Chief Financial Officer Erik Prusch, effective January 14, 2004. Prusch, who joined the Company as CFO in April of 2001, has decided to leave on his own accord due to a desire to relocate his family back to the west coast. A search for a new CFO has been initiated. During this interim period, Identix COO Jim Moar will assume the duties of CFO.
   "We are disappointed to see Erik leave," Atick continued, "however, his departure comes at a time when we have completed our merger integration and have shifted our focus from integration and the establishment of solid internal controls to operations and execution. Erik has done an excellent job of guiding Identix through the challenging integration period arising out of the merger with Visionics. His ability to dramatically reduce our cost structure while ensuring that we did not sacrifice our ability to maintain our leadership in technology and innovation were invaluable to Identix during his tenure. We wish Erik the best of luck with his future pursuits."
   Identix will hold an analyst briefing today, Tuesday, December 23, 2002, at 9:00 am EST, that will be broadcast live over the Internet. The broadcast will be hosted live at http://audioevent.mshow.com/148102 or at www.identix.com under investing/conference calls. Participating in the call will be Dr. Joseph Atick, President and Chief Executive Officer and Jim Moar, Chief Operating Officer.
   A telephonic replay of the briefing will be available two hours following the briefing at (800) 642-1687, ID# 4709243. The replay will be available until midnight eastern time on December 28, 2003.

   About Identix Incorporated

   Identix Incorporated (Nasdaq:IDNX) is the world's leading multi-biometric security technology company. The Company's broad range of fingerprint and facial recognition technology offerings empower the identification of individuals who wish to gain access to information or facilities, conduct transactions and obtain IDs. Additionally, the Company's products and solution offerings can help identify those who perpetrate fraud and otherwise pose a threat to public safety. Identix' products serve a broad range of industries and market segments - most notably, government and law enforcement, aviation, financial, healthcare and corporate enterprise. In addition, the Company's wholly owned subsidiary, Identix Public Sector, Inc. provides project management and facilities engineering services to the government sector.
   More information on Identix can be accessed via the Company web site at http://www.identix.com.

   Statements in this release that relate to future plans, events or performance are forward-looking statements reflecting management's current expectations, assumptions and estimates of future performance and economic conditions. All forward-looking statements are made in reliance on the safe harbor provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. Identix cautions investors that forward looking statements involve risks and uncertainties that may cause actual results to differ materially from those expressed or implied in such statements. Risks and uncertainties include, without limitation, those related to: the ability of the Company to prevail in the DHS BPA protest, maintain the DHS BPA award, and achieve or exceed targeted proceed levels from the DHS BPA; the availability of funding from government and commercial customers; the development of the marketplace for biometrics solutions; the ability of the Company to successfully compete for and be awarded certain major domestic and/or international government contracts that are or will be the subject of targeted RFP's and RFQ's; demand for Identix' products and services; the ability of Identix to complete product development on a successful and timely basis; increasing levels of competition; and other risks identified in the Company's SEC filings. The Company disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

    CONTACT: Identix Incorporated, Minnetonka
             Damon Wright, 952-979-8485
             damon.wright@identix.com